Exhibit 10.1

October 7, 2004

Mr. Thom Golatzki
Vice President Engineering, Energy & Materials
NEWPORT STEEL CORPORATION
530 W. Ninth Street
Newport, KY 41072

Dear Thom:

This letter sets forth a quotation from the Nucor Steel Crawfordsville Division of Nucor Corporation (“Nucor”) to Newport Steel Corporation (“Newport”) for the sale and purchase of the products listed on Exhibit B, attached hereto and incorporated herein by reference (the “Products”). Upon acceptance, Nucor will reserve in its mill the production time required to supply the Products.

Upon acceptance, Nucor agrees to sell and Newport agrees to purchase those quantities of Products (+/- 10%) at the prices set forth on Exhibit B, together with the extras set forth on Exhibit C (plus all other applicable extras) and a raw-material surcharge computed as follows:

•	For shipments from the commencement date of January 1, 2005 through December 31, 2005, the applicable raw-material surcharges for shipments in a given month shall be computed as follows: AMM Chicago “Consumer Buying Price” for No. 1 Busheling minus $170.00 per ton. In the event the AMM Chicago “Consumer Buying Price” for No. 1 Busheling is equal to or less than $170.00 per ton, there will be no surcharge added to the invoice.

•	The AMM Chicago “Consumer Buying Price” for No. 1 Busheling shall be determined as reported in American Metal Markets during the 3rd week of the previous month

The term of this Agreement shall be for a period of twelve (12) months, commencing on January 1, 2005 and ending on December 31, 2005. Payment terms shall be [***]. All orders from Newport will be subject to normal order lead times. Newport will supply annual, quarterly, and monthly estimates of its ordering schedule. Except as modified by this letter, Nucor’s standard terms and conditions of sale, a copy of which is attached as Exhibit A, shall apply to all sales.

Please indicate your agreement to the terms and conditions of this letter by promptly signing it where indicated below and returning a copy to your Nucor Regional Sales Manager. If Nucor has not received your executed copy of this letter by Thursday, October 7, 2004, this quotation will be considered null and void. Acceptance of the transactions described herein shall occur when your executed copy of this letter is received and executed by Nucor. Nucor appreciates your business.

AGREED TO:	AGREED TO AND ACCEPTED:

NEWPORT STEEL CORPORATION	NUCOR CORPORATION

By: /s/ Thomas L. Golatzki	By: /s/ Timothy W. Hill

Its: Vice President	Its: Sales Manager

Execution Date: October 7, 2004	Acceptance Date: October 8, 2004

[***   Indicates portions of this exhibit that have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Exhibit A

TERMS AND CONDITIONS OF SALE

All sales by Nucor Corporation, and its affiliates and subsidiaries (collectively “Nucor”) are made subject to the following terms and conditions. Nucor expressly rejects any different or additional terms or conditions contained in any documents submitted by Buyer. Nucor’s provision of credit, acceptance of any purchase order and/or sale of any goods are expressly made conditional on Buyer’s assent to these terms and conditions. All orders by Buyer may be accepted only upon issuance of Nucor’s sales order acknowledgement.

     1. Except as otherwise agreed in a writing signed by Buyer and Nucor, the applicable Nucor sales order acknowledgement, together with these terms and conditions constitute the entire agreement between Nucor and Buyer relating to the sale of such goods by Nucor. Terms or conditions contained in any document issued by Buyer that in any manner purport to alter, modify, change, suspend, or add to any term or condition contained herein shall be deemed excluded from such Buyer document and waived by Buyer. [***]

     2. The purchase price of the goods shall be [***].

     3. Buyer cannot modify, cancel, or otherwise alter orders without Nucor’s written consent. Any such cancellation, modification, or alteration shall be subject to conditions as negotiated at such time, which shall include protection of Nucor against loss.

     4. All deliveries are F.O.B. Nucor’s shipping facility, freight prepaid or freight collect to destination. If shipped freight prepaid, the charge for freight will be added to the invoice. Neither freight charges nor tax is subject to any discount. Risk of loss or damage in transit shall be borne by Buyer, and claims shall be made directly with carrier. Buyer may pick up the goods at Nucor’s shipping facility provided Buyer does so within 10 days after the date Buyer is notified of the availability of goods. Nucor reserves the right to ship without further notification at any time after the 10-day period.

     5. Delivery dates are approximate. Neither Buyer nor Seller shall be liable for any delay in or inability to complete the performance of the Agreement because of unforeseen circumstances beyond either party’s respective control, such as acts of God; inability to obtain raw materials, electricity, fuel or parts; industrial conflicts (including without limitation strikes, lockouts and work interruptions); government rules, regulations, suspensions or requisitions of any kind; fires; casualties or accidents. Either party affected by a force majeure event shall promptly upon learning of such event give notice to the other party, stating the nature of the force majeure event, its anticipated duration, and all actions being taken to avoid or minimize its effect.

     6. SUBJECT TO STANDARD MANUFACTURING VARIATIONS, NUCOR WARRANTS THAT THE GOODS FURNISHED HEREUNDER SHALL MEET SPECIFICATIONS SET FORTH ON THE FACE OF THE APPLICABLE NUCOR SALES ORDER ACKNOWLEDGEMENT. NUCOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY EXCLUDES ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     7. No claim for damages for goods that do not conform to specifications will be allowed unless Nucor is given immediate notice after delivery of goods to the first destination to which they are shipped and allowed an opportunity to inspect them. Goods for which damages are claimed shall not be returned, repaired, or discarded without Nucor’s written consent. BUYER’S EXCLUSIVE REMEDY AGAINST NUCOR, AND NUCOR’S SOLE OBLIGATION, FOR ANY AND ALL CLAIMS, WHETHER FOR BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, SHALL BE LIMITED TO NUCOR’S REPLACING GOODS THAT DO NOT CONFORM TO SPECIFICATIONS OR, AT NUCOR’S OPTION, REFUNDING THE PURCHASE PRICE. IN NO EVENT SHALL NUCOR HAVE ANY LIABILITY FOR DAMAGES IN AN AMOUNT EXCEEDING THE PURCHASE PRICE OF THE GOODS SOLD HEREUNDER, NOR SHALL NUCOR HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     8. If, in Nucor’s opinion, Buyer’s credit becomes impaired, Nucor may suspend performance until such time as Nucor has received full payment for any goods already delivered or in process and is satisfied (in its sole discretion) as to Buyer’s credit for future deliveries. If Nucor suspends performance and later proceeds with such order, Nucor shall be entitled to such extension of time for performance as is necessitated by the suspension.

     9. All taxes of any kind levied by any federal, state, municipal or other governmental authority, which tax Nucor is required to collect or pay with respect to the production, sale, or shipment of goods sold to Buyer shall be the responsibility of Buyer. Buyer agrees to pay all such taxes and further agrees to reimburse Nucor for any such payments made by Nucor.

     10. Checks or payments, whether full or partial, received from or for the account of Buyer, regardless of writings, legends, or notations upon such checks or payments, or regardless of other writings, statements, or documents, shall be applied by Nucor against any amount owing by Buyer with full reservation of all of Nucor’s rights, without an accord and satisfaction of Buyer’s liability.

     11. In the event Buyer fails to make payment to Nucor, or any affiliate of Nucor, of any amounts due and owing to Nucor or such affiliate (including any applicable surcharge or freight charge), Nucor shall have the right to terminate any Buyer order or any unfulfilled portion thereof, and Nucor or any affiliate thereof may terminate any other agreement between Nucor or such affiliate and Buyer. Nucor may charge interest on the outstanding balance at an annual rate of 12% or the highest rate allowed by law (whichever is less). Nucor shall have the right to employ an attorney to collect the balance due, and Buyer agrees to pay all collection costs incurred by Nucor, including its reasonable attorneys’ fees.

     12. This agreement shall be governed by the laws of the state in which Nucor’s shipping facility is located. Buyer, acting for itself and its successors and assigns, hereby expressly and irrevocably consents to the exclusive jurisdiction of the state and federal courts of that state for any litigation which may arise out of or be related to this agreement. Buyer waives any objection based on forum non conveniens or any objection to venue of any such action.

     13. Nucor reserves the right to enforce these terms and conditions at any time and none shall be deemed waived unless such waiver is in writing signed by a duly authorized officer of Nucor. All rights and remedies granted herein are in addition to all remedies available at law or in equity.

[***] Indicates portions of this exhibit that have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Exhibit B

•	An aggregate quantity of [***] (+/- 10%) [HR Coil: [***]] for the period January 1, 2005 through December 31, 2005. The ordered releases as follows:

Crawfordsville, IN:	[***]

Hickman, AR:	[***]

Decatur, AL:	[***]

Tuscaloosa, AL:	[***]

•	A base price of [***] actual billing weight for hot roll based material. All width, gauge, grade, and packaging extras to apply. Grade extras published on ‘Exhibit C’. [***]

•	A’re-opener’ to be conducted at 6-months (6/3/05). Base price to be adjusted with a maximum potential of [***] adjustment. Such adjustment shall be based on the difference between the Steel Base Price Midwest HR Sheet published in AMM as of Friday ending, December 31, 2004 and such price as published on Friday June 3, 2005. Price adjustments to be in effect, with shipments, beginning on the first day of July 2005.

[***] Indicates portions of this exhibit that have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Exhibit C

GRADE EXTRAS: [***]

NEWPORT STEEL	Newport Specification	Current Adder ($/cwt)	New Adder ($/cwt)

[***]

New Adder Extras effective, with shipments, beginning on January 1, 2005.

[***] Indicates portions of this exhibit that have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]